UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2010

BUSINESS MARKETING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	333-152017	80-0154787
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

350 Madison Avenue, 8th Floor
New York, NY 10017

(Address of Principal Executive Offices)

646-837-0355

(Registrant's Telephone Number, including area code)

1 Broadway, 10th Floor
Cambridge, MA 02142

(Former Name or Former Address, if changed since last report)

Item 4.01    Changes in Registrant’s Certifying Accountant.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Business Marketing Services, Inc. (the “Registrant”) with the Securities and Exchange Commission (“Commission”) on August 25, 2010 (the “Original Report”), by which the Registrant reported: (i) the resignation of Gately and Associates, LLC (“Gately”) as its independent registered public accountant and (ii) the engagement of Li & Company, PC as its replacement independent registered public accountant.

This Current Report on Form 8-K/A amends the Original Report by adding the following language to the Registrant’s disclosure in Item 4.01 of the Original Report:

Effective October 22, 2010, the Public Company Accounting Oversight Board (“PCAOB”) revoked the registration of Gately.  As Gately is no longer registered with the PCAOB, we may not rely on its audit reports in our filings with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Business Marketing Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2011

BUSINESS MARKETING SERVICES, INC.

By: /s/ Hans Pandeya
Hans Pandeya
Chief Executive Officer